UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2010
SUPERIOR ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction)	001-34037 (Commission File Number)	75-2379388 (IRS Employer Identification No.)

601 Poydras St., Suite 2400, New Orleans, Louisiana (Address of principal executive offices)	70130 (Zip Code)
(504) 587-7374
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b), (c) and (e). The Board of Directors of Superior Energy Services, Inc. (the “Company”) appointed David D. Dunlap as Chief Executive Officer of the Company, effective April 28, 2010. Terence E. Hall, formerly the Company’s Chairman and Chief Executive Officer, assumed the role of Executive Chairman of the Board of Directors, also effective April 28, 2010. Mr. Hall will serve in this capacity through May 20, 2011, at which time he will transition to the position of senior advisor.
     Mr. Dunlap, age 48, has worked and held leadership positions in the oil and energy industry for more than 25 years. Prior to joining the Company, Mr. Dunlap had served since 2007 as Executive Vice President — Chief Operating Officer of BJ Services Company (“BJ Services”), a well services provider. He joined BJ Services in 1984 as a District Engineer. Prior to being promoted to Executive Vice President and Chief Operating Officer, he held the position of Vice President — International Division from 1995 through 2007. He also previously served as Vice President — Sales for the Coastal Division of North America and U.S. Sales and Marketing Manager.
     Mr. Hall, age 64, founded the Company’s predecessor in 1989 and has served as the Chairman of the Board, Chief Executive Officer and a Director of the Company since December 1995. From 1989 until November 2004, he also served as President of the Company and its predecessors.
     Kenneth L. Blanchard, the Company’s President and Chief Operating Officer, will continue to serve in this capacity through the end of 2010 and will transition to the position of senior advisor effective January 1, 2011.
     Agreement with Mr. Dunlap
     Effective April 28, 2010, the Company and Mr. Dunlap entered into an Employment Agreement in conjunction with his appointment as Chief Executive Officer. Pursuant to the agreement, Mr. Dunlap will receive an annual base salary of $825,000, and will be eligible to earn a bonus under the Company’s annual incentive program for each fiscal year during which the agreement is in effect. For each year, the target annual bonus will be 100% and the maximum bonus will be 200% of Mr. Dunlap’s actual base salary paid during the part of the year for which the agreement was in effect, with the actual amount determined based on the applicable performance objectives. In connection with execution of the agreement, the Company granted Mr. Dunlap 58,847 shares of restricted stock, 144,370 options to purchase shares of the Company’s common stock and 30,000 performance share units, subject to the terms of the Company’s long-term incentive award agreements, including their forfeiture provisions. Mr. Dunlap will also be eligible to receive future equity awards under the Company’s long-term inventive program, and to participate in other benefit programs generally available to the Company’s executive officers.

     The agreement expires on April 27, 2013, but may be terminated by either party prior to that date in accordance with the terms of the agreement. In the event Mr. Dunlap’s employment is terminated by him for good reason or by the Company within two years of a change in control for any reason other than death, incapacity or cause (as those terms are defined in the agreement), he shall receive in addition to any other amounts payable to him (i) a lump-sum payment on the first business day occurring on or after the 30th day after the date of such termination in an amount equal to three times (3x) the sum of (A) his base salary and (B) the greater of (x) the average annual bonus paid to him for the three fiscal years preceding the year in which his employment is terminated or (y) his target annual bonus for the current fiscal year; (ii) for two years after the date of such termination, health and welfare benefits at least equal to those that would have been provided in accordance with the Company’s plans, programs and arrangements; and (iii) outplacement services during the one year period following the termination at a cost of up to $10,000.
     In the event Mr. Dunlap’s employment is terminated by the Company upon his incapacity or at the discretion of the Board of Directors, Mr. Dunlap shall receive, in addition to any other amounts payable to him, a lump-sum payment on the first business day occurring on or after the 30th day after the date of such termination in an amount equal to either (1) if the termination occurs on or before April 28, 2011, two times (2x) the sum of his base salary and his target annual bonus for the current fiscal year, or (2) if the termination occurs after April 28, 2011, the greater of (x) the number of full and partial calendar months remaining in the term of the agreement at the time of the termination divided by 12, multiplied by the sum of (i) his base salary and (ii) the greater of (A) the average annual bonus paid for three preceding fiscal years or (B) his target bonus in the Company’s annual incentive plan for the current fiscal year, or (y) the sum of (i) his base salary and (ii) the greater of (A) the average annual bonus paid for three preceding fiscal years or (B) his target annual bonus for the current fiscal year. In addition, in each case he shall receive for the remainder of the term, health and welfare benefits at least equal to those that would have been provided in accordance with the Company’s plans, programs and arrangements.
     Mr. Dunlap’s employment agreement is included as Exhibit 10.1 to this Current Report on Form 8-K, incorporated by reference herein, and the description of the agreement is qualified in its entirety by reference to such Exhibit.
     Agreements with Mr. Hall
     Effective April 28, 2010, the Company and Mr. Hall entered into an Executive Chairman Agreement (the “Executive Chairman Agreement”) and a Buy-Out Agreement (the Buy-Out Agreement”), in conjunction with his voluntary termination of his employment as Chief Executive Officer and assumption of the role of Executive Chairman of the Board of Directors. On the effective date of these agreements, in consideration of the termination of the Company’s obligations under Mr. Hall’s previous employment agreement, he received a lump sum payment of $7,992,000. He also received grants of 117,693 shares of restricted stock and 577,478 options to purchase shares of the Company’s common stock, the vesting of which will be accelerated if Mr. Hall ceases to serve on the Board of Directors because he is not reelected after making himself available to the Board. Pursuant to the Executive Chairman Agreement, Mr. Hall will receive an annual base salary of $825,000 for serving as Executive Chairman and will be eligible to earn a bonus under the Company’s annual incentive program. For each year, the target annual bonus will be 100% and the maximum bonus will be 200% of Mr. Hall’s actual base salary paid during the part of the year for which the agreement was in effect, with the actual amount determined based on the applicable performance objectives. Mr. Hall shall also be eligible to participate in other benefit programs generally available to the Company’s executive officers.
     The Executive Chairman Agreement expires on May 20, 2011, at which time Mr. Hall will become a senior advisor to the Company. Under the Executive Chairman Agreement, in the event the Company terminates Mr. Hall’s employment for any reason prior to this date (including as a result of Mr. Hall’s death or disability), he shall receive in addition to any other amounts payable to him (i) his base salary through the date of termination, (ii) a lump-sum payment within 30 days after the date of termination equal to the sum of his base salary and the target annual bonus for the current fiscal year, and (iii) for the remainder of the term, health and welfare benefits at least equal to those that would have been provided in accordance with the Company’s plans, programs and arrangements. In addition, all of Mr. Hall’s stock options and restricted stock shall become vested.
     These agreements are included as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K, incorporated by reference herein, and the description of the agreements are qualified in their entirety by reference to such Exhibits.
     The Company and Mr. Hall also entered into a Senior Advisor Agreement dated effective May 20, 2011 in conjunction with his transition from Executive Chairman to the position of senior advisor at that time. The agreement expires on May 31, 2015, and provides for an annual advisory fee of $400,000 and the continuation of health benefits. If the Company terminates this agreement for any reason prior to this date (including as a result of Mr. Hall’s death or disability), Mr. Hall shall receive (i) the annual advisory fee for the remainder of the term in a lump sum, (ii) continuation of the health benefits for the remainder of the term, and (iii) accelerated vesting of his stock options and restricted stock. This agreement is included as Exhibit 10.4 to this Current Report on Form 8-K, incorporated by reference herein, and the description of the agreement is qualified in its entirety by reference to such Exhibit.
     Agreement with Mr. Blanchard
     The Company and Mr. Blanchard entered into a Senior Advisor Agreement dated effective January 1, 2011. Pursuant to the agreement, Mr. Blanchard agreed to voluntarily terminate his employment as President and Chief Operating Officer as of December 31, 2010, following which he will assume the position of senior advisor and will continue in such role during the term of the agreement. The agreement expires on December 31, 2012, and provides for an annual advisory fee of $300,000 and the continuation of health benefits. If the Company terminates this agreement for any reason prior to December 31, 2012 (including as a result of Mr. Blanchard’s death or disability), he shall receive (i) the annual advisory fee for the remainder of the term in a lump sum, (ii) continuation of the health benefits for the remainder of the term, and (iii) accelerated vesting of his stock options and restricted stock. The agreement is included as Exhibit 10.5 to this Current Report on Form 8-K, incorporated by reference herein, and the description of the agreement is qualified in its entirety by reference to such Exhibit.

Item 8.01	Other Events.
     On April 29, 2009, the Company issued a press release announcing that its Board of Directors has appointed David D. Dunlap as its new Chief Executive Officer and appointed Terence E. Hall as Executive Chairman. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, dated effective as of April 28, 2010, by and between Superior Energy Services, Inc. and David D. Dunlap.

10.2	Executive Chairman Agreement, dated effective as of April 28, 2010, by and between Superior Energy Services, Inc. and Terence E. Hall.

10.3	Buy-Out Agreement, dated effective as of April 28, 2010, by and between Superior Energy Services, Inc. and Terence E. Hall.

10.4	Senior Advisor Agreement, dated effective as of May 20, 2011, by and between Superior Energy Services, Inc. and Terence E. Hall.

10.5	Senior Advisor Agreement, dated effective as of January 1, 2011, by and between Superior Energy Services, Inc. and Kenneth L. Blanchard.

99.1	Press release issued by Superior Energy Services, Inc., dated April 29, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.
By:	/s/ Robert S. Taylor
Robert S. Taylor
Chief Financial Officer

Dated: May 3, 2010